UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 6, 2009

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10909 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York  10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 6, 2009, NeoStem, Inc. (the “Company”) appointed Alan Harris, M.D., Ph.D. as the Company’s Vice President of Drug Development and Regulatory Affairs.  In this capacity, Dr. Harris, 58, will be responsible for overseeing the research, development and regulatory activities of the Company; overseeing the regulatory activities of the Company; assisting in the preparation and submission of grant applications for funding; advancing the Company’s intellectual property portfolio, as well as other activities.  From February 2006 to December 2007, Dr. Harris was Chief Medical Officer of Manhattan Pharmaceuticals, Inc.  Prior to this, from January 2004, Dr. Harris was head of the Worldwide Medical Endocrine Care group at Pfizer, Inc. (New York, NY), where he was responsible for the clinical development of the growth hormone Genotropin®, the growth hormone antagonist Somavert®, and the leading international medical outcomes database containing information about growth hormone treatment in children (KIGS) and adults (KIMS).  Prior to that he served in a number of capacities at Schering-Plough Corporation (Kenilworth, NJ) from 1995 to 2004, most recently as vice president, Global Healthcare Research & Outcomes.  Dr. Harris received an M.D. degree cum laude from the Louis Pasteur Faculty of Medicine, University of Strasbourg, France and a Ph.D. in Endocrinology from Erasmus University, Rotterdam, The Netherlands.  He is currently an adjunct professor of medicine at New York University Medical School and visiting professor of medicine in the Department of Endocrinology at Liege University Medical School, Belgium and in the Department of Pharmacology and Clinical Toxicology at the University Hospital of Lausanne, Switzerland.  Dr. Harris is a Fellow of the American College of Physicians, the Royal College of Physicians (UK), and the American College of Clinical Pharmacology.

On July 6, 2009, the Company entered into an employment agreement with Dr. Harris (the “Employment Agreement”), pursuant to which Dr. Harris will serve as the Company’s Vice President of Drug Development and Regulatory Affairs for a period of three years from July 6, 2009 (the “Commencement Date”), unless such term is earlier terminated by Dr. Harris or the Company in accordance with the provisions of the Employment Agreement.  In consideration for his services to the Company, Dr. Harris shall receive a fixed annual salary of $240,000 and shall be entitled to participate in the Company’s compensation and employee benefit plans and programs.

On the Commencement Date, Dr. Harris was granted an option to purchase 150,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), under the Company’s 2009 Equity Compensation Plan (“2009 ECP”) at an exercise price equal to the closing price of the Common Stock on the date of grant.  The option vests as to 50,000 shares immediately and as to the remaining 100,000 shares on the one year anniversary of the Commencement Date.  Upon (i) shareholder approval of the proposal to expand the option pool available under the 2009 ECP and (ii) the consummation of the merger with China Biopharmaceuticals Holdings, Inc. (”CBH”), Dr. Harris shall be granted an option to purchase 200,000 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on the date of grant.  This option shall vest as to 100,000 shares on the second anniversary of the Commencement Date and as to the remaining 100,000 shares on the third anniversary of the Commencement Date.  The options granted to Dr. Harris shall be subject to written option grant agreements.  In the event Dr. Harris is terminated other than for Cause (as defined in the Employment Agreement) within thirty days of a vesting date, the vesting of the applicable shares of Common Stock shall accelerate.

Additionally, upon the achievement of certain Milestones as set forth in the Employment Agreement, Dr. Harris shall receive a cash bonus of $15,000, payable within thirty days of the achievement of a Milestone.  Dr. Harris shall also receive (i) reimbursement of $1,500 per month for health benefits; (ii) a $1,000 per month car allowance; and (iii) reimbursement for all reasonable travel and other reasonable expenses (in accordance with the Company’s policy) incurred by him in connection with the performance of his duties and obligations under the Employment Agreement.

The Company may terminate Dr. Harris’ employment prior to the expiration of the three-year term immediately upon written notice to Dr. Harris.  Dr. Harris may terminate his employment with the Company upon sixty days prior written notice.  If the Company terminates Dr. Harris’ employment other than for Cause (as defined in the Employment Agreement), the Company shall pay Dr. Harris severance equal to two months of base salary, payable on Dr. Harris’ regular payroll dates.  Except as describe above, Dr. Harris’ options shall not vest beyond his termination date.  No other payments shall be made, or benefits provided, to Dr. Harris by the Company except as otherwise required by law.

Dr. Harris previously executed a Confidentiality, Non-Compete and Inventions Assignment Agreement pursuant to which Dr. Harris agreed to be bound by certain non-compete provisions and certain non-solicitation provisions during the term of his employment with the Company.

In June 2009, Dr. Harris served as a consultant for the Company, providing strategic advice in connection with the Company’s research and development initiatives.  As compensation therefor, he received 6,250 shares of Common Stock issued under the 2009 ECP and $12,500 in cash.

On July 8, 2009, pursuant to a letter agreement (the “Letter Agreement”) entered into with Catherine M. Vaczy, Esq., the Vice President and General Counsel the Company, the Company reinstated and extended Ms. Vaczy’s employment agreement dated January 26, 2007, which employment agreement was amended on January 9, 2008 and August 29, 2008 (the “Original Agreement”).  The Letter Agreement was effective as of July 8, 2009 (the “Effective Date”) and continues for a one year term (the “Term”).  In consideration for Ms. Vaczy’s services during the Term, Ms. Vaczy shall receive a base salary of $182,500.

Upon the Effective Date, Ms. Vaczy shall receive (i) a stock award under the Company’s 2009 Equity Compensation Plan for 25,000 shares of Common Stock and (ii) an option grant for 200,000 shares of Common Stock under the Company’s 2009 Equity Compensation Plan with an exercise price equal to the closing price of the Common Stock on the date of grant, which option shall vest with respect to 100,000 shares on the Effective Date and with respect to the remaining 100,000 shares upon shareholder approval of the Company’s proposed merger with CBH.  Options granted to Ms. Vaczy shall remain exercisable for a period of two years following her termination of employment with the Company.

Additionally, upon shareholder approval of (i) the proposal to expand the option pool available under the 2009 Equity Compensation Plan and (ii) the merger with CBH, Ms. Vaczy shall be granted an option for 100,000 shares of Common Stock, which option shall vest in full on the first anniversary of the Effective Date.  Ms. Vaczy shall also be entitled to a $5,000 cash bonus upon the achievement of each of two stated business milestones.  Pursuant to the Letter Agreement, any severance payments to which Ms. Vaczy may become entitled under her Original Agreement shall be based upon her then-current salary for a three-month period.

On July 8, 2009, the Company granted under its 2009 Equity Compensation Plan (the “2009 Plan”) to certain employees, directors, consultants and advisors, (i) options to purchase an aggregate of 1,330,000 shares of Common Stock at a per share exercise price equal to $1.71 which was the closing price of the Common Stock on the date of grant and (ii) an aggregate of 525,000 shares of Common Stock.  A total of 900,000 options and 525,000 shares were granted to officers and a director.  In lieu of cash bonuses to certain officers, the Company has agreed to pay taxes associated with the issuances of the shares of Common Stock granted to the officers in a total amount estimated to be $ $583,400.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Employment Agreement dated July 6, 2009 between NeoStem, Inc. and Alan Harris, M.D., Ph.D.

Exhibit 10.2	Letter Agreement dated July 8, 2009 between NeoStem, Inc. and Catherine M. Vaczy, Esq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, NeoStem has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
	Name:	Catherine M. Vaczy
	Title:	Vice President and General Counsel

Date:  July 10, 2009